UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 10

Amendment No. 1

GENERAL FORM FOR REGISTRATION OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

American Carbon Corp
(Exact name of registrant as specified in its charter)

Indiana	47-4687887
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

12115 Visionary Way Suite 174 Fishers Indiana	46038
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(317) 813-9167

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Common Stock, no par value	NASDAQ Capital Market

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company.

See definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

American Carbon Corp Information Required in Registration Statement

Cross-Reference Sheet between the Information Statement and Items of Form 10

This Registration Statement on Form 10 incorporates by reference information contained in our Information Statement, which is Exhibit 99.1 to this Registration Statement on Form 10

Item No.	Name of Item	Location in Information Statement
1.	Business

See “Information Statement Summary”, “Business”, “The Spin-Off”, “Capitalization”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Where You Can Find More Information”

1A.	Risk Factors	See “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements”
2.	Financial Information

See “Capitalization”, “Selected Historical and Unaudited Pro Forma Consolidated Financial Data”, “Unaudited Pro Forma Consolidated Financial Statements” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations”

3.	Properties	See “Business—Properties”
4.	Security Ownership of Certain Beneficial Owners and Management	See “Security Ownership of Certain Beneficial Owners and Management”
5.	Directors and Executive Officers	See “Management and Board of Directors”
6.	Executive Compensation	See “Management and Board of Directors” and “Compensation Discussion and Analysis”
7.	Certain Relationships and Related Transactions, and Director Independence	See “Risk Factors”, “Management and Board of Directors” and “Certain Relationships and Related Party Transactions”
8.	Legal Proceedings	See “Business—Legal Proceedings”
9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Shareholder Matters	See “The Spin-Off”, “Dividend Policy”, “Security Ownership of Certain Beneficial Owners and Management” and “Description of Our Capital Stock”
10.	Recent Sales of Unregistered Securities	See “Description of Our Capital Stock”
11.	Description of Registrant’s Securities to be Registered	See “Description of Our Capital Stock”
12.	Indemnification of Directors and Officers	See “Description of Our Capital Stock” and “Certain Relationships and Related Party Transactions—Agreements with American Resources Corp—Separation and Distribution Agreement”
13.	Financial Statements and Supplementary Data

See “Selected Historical and Unaudited Pro Forma Consolidated Financial Data”, “Unaudited Pro Forma Consolidated Financial Statements” and “Index to Consolidated Financial Statements” and the financial statements referenced therein

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	None
15.	Financial Statements and Exhibits	(a) Consolidated Financial Statements
See “Index to Consolidated Financial Statements”, “Unaudited Pro Forma Consolidated Financial Statements” and the financial statements referenced therein
(b) Exhibits
See the Exhibit Index of this Registration Statement on Form 10

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EXHIBIT INDEX

Exhibit
Number	Exhibit Description
2.1	Form of Separation and Distribution Agreement between American Resources Corp. and the registrant**
2.2	Form of Transition Services Agreement between American Resources Corp and the registrant*
2.3	Royalty Agreement between American Resources Corp and the registrant**
3.1	Form of Amended and Restated Certificate of Amendment of the registrant**
4.1	Bylaws of American Carbon Corp**
10.01	Offer Letter of Mark C. Jensen**
10.02	Offer Letter of Tarlis R. Thompson**
10.03	Form of Internal Hire Offer Letter**
10.04	Form of External Hire Offer Letter **
21.1	List of subsidiaries of the registrant**
99.1	Preliminary Information Statement

*

Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The registrant hereby undertakes to furnish copies of any of the omitted schedules and similar attachments upon request by the U.S. Securities and Exchange Commission.

**	To be filed by amendment.

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused its Registration Statement on Form 10 to be signed on its behalf by the undersigned, thereunto duly authorized.

American Carbon Corp

Dated: December 20, 2023	By:	/s/ Tarlis R. Thompson
	Name:	Tarlis R. Thompson
	Title:	Chief Executive Officer

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